TRANSFER AND ASSUMPTION OF RESPONSIBILITIES AND RIGHTS


     In accordance with the vote unanimously adopted by all of the Directors of State Street Research Portfolios, Inc. ("Portfolios") who were present at a meeting of such Directors duly called and held on February 4, 1997, being a majority of such Directors, including a majority of Directors who are not parties to the attached Investment Management Agreements dated January 17, 1992 (the "Management Agreements") by and between State Street Research Investment Services, Inc. (formerly MetLife - State Street Investment Services, Inc.) and Portfolios (formerly MetLife Portfolios, Inc.) on behalf of its series, State Street Research International Fixed Income Fund (formerly MetLife International Fixed Income Fund) and State Street Research International Equity Fund (formerly MetLife International Equity Fund), or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, effective as of the commencement of business on March 1, 1997, all of the duties and responsibilities of State Street Research Investment Services, Inc. to provide services and facilities to Portfolios as set forth in the Management Agreements and all of the rights of State Street Research Investment Services, Inc., including but not limited to the right to be compensated by Portfolios as described in the Management Agreements, are hereby transferred from State Street Research Investment Services, Inc., a Massachusetts corporation, to State Street Research & Management Company, a Delaware corporation, and State Street Research & Management Company hereby assumes such responsibilities and rights, all of the foregoing transactions being effected in reliance on Rule 2a-6 under the Investment Company Act of 1940, as amended.

                                       STATE STREET RESEARCH
                                       INVESTMENT SERVICES, INC.



                                  By:  /s/ C. Troy Shaver, Jr.
                                       -----------------------
                                       C. Troy Shaver, Jr.
                                       President and Chief
                                       Executive Officer


                                       STATE STREET RESEARCH &
                                       MANAGEMENT COMPANY



                                  By:  /s/ Francis J. McNamara, III
                                       ----------------------------
                                       Francis J. McNamara, III
                                       Secretary

Date:  March 1, 1997